SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2007

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2007, Northwest Natural Gas Company (the “Company”) issued a press release announcing that on April 26, 2007, the Board of Directors of the Company promoted Executive Vice President, Gregg S. Kantor, to the position of President and Chief Operating Officer, effective May 1, 2007. A copy of the press release is attached as Exhibit 99.1. In his new role, Mr. Kantor, who turns 50 on April 30, will oversee utility operations and services, as well as corporate communications, regulatory affairs and purchasing.

Mr. Kantor joined the Company in 1996 as Director of Public Affairs and Communications and in 1998 was promoted to the position of Vice President of Public Affairs and Communications. He served as Senior Vice President of Public and Regulatory Affairs from 2003 to 2006 and was appointed as Executive Vice President in December 2006.

In connection with his promotion, Mr. Kantor’s salary was increased from $235,000 to $325,000 and his target incentive under the Company’s Executive Annual Incentive Plan was increased from 35 percent to 45 percent.

Mark S. Dodson will continue as Chief Executive Officer.

Item 7.01.	Regulation FD Disclosure

On April 26, 2007, the Company issued a press release announcing that on that date the Board of Directors of the Company extended the Company’s share repurchase program through May 31, 2008 and approved an increase in the number of shares authorized for purchase under the program to an aggregate total of up to 2.8 million shares and $100 million in value. A copy of the press release is attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Northwest Natural Gas Company announcing appointment of Gregg S. Kantor as President issued April 27, 2007.

99.2	Press Release of Northwest Natural Gas Company announcing extension of its share repurchase program issued April 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: April 27, 2007	/s/ DAVID H. ANDERSON
David H. Anderson
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibits	Description
99.1	Press Release of Northwest Natural Gas Company announcing appointment of Gregg S. Kantor as President issued April 27, 2007.

99.2	Press Release of Northwest Natural Gas Company announcing extension of its share repurchase program issued April 26, 2007.

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